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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 23, 1996 (May 14, 1996)

                             UNITED TRANSNET, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                        1-14134                           58-2198204
        (State or Other               (Commission File                      (IRS Employer
        Jurisdiction of                    Number)                     Identification Number)
        Incorporation)

               1080 Holcomb Bridge Road, Building 200, Suite 140
                             Roswell, Georgia 30076
                    (Address of Principal Executive Offices)

                                 (770) 518-1180
              (Registrant's Telephone Number, including Area Code)
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ITEM 2.  ACQUISITION OF ASSETS.

     On May 14, 1996, a wholly-owned subsidiary of United TransNet, Inc. (the "Company") merged (the "Eddy Messenger Merger") with Eddy Messenger Service, Inc. ("Eddy Messenger"), a company which provides scheduled and unscheduled ground messenger and courier services in Connecticut, New Jersey and New York State (including New York City). The aggregate consideration (the "Eddy Messenger Merger Consideration") for the Eddy Messenger Merger was valued at $9.5 million, excluding certain contingent payments based on future performance, and included the issuance of approximately 226,900 shares of Common Stock and the payment of approximately $3.6 million in cash. The amount of the Eddy Messenger Merger Consideration was determined based on Eddy Messenger's current operating results, estimates of additional customer base available to Eddy Messenger and estimates of cost savings for the Company resulting from the Eddy Messenger Merger. The cash portion of the Eddy Messenger Merger Consideration was funded by borrowings under the Company's revolving credit facility with First Union National Bank of Georgia, as agent for a group of lenders.

     In connection with the Eddy Messenger Merger, the Company entered into leases for four properties which are partly or wholly-owned by entities owned or controlled by various former stockholders of Eddy Messenger. The Company also assumed two additional leases owned by third parties not affiliated with Eddy Messenger or its former stockholders. Such properties were leased by Eddy Messenger prior to the Eddy Messenger Merger for an aggregate monthly rental expense to Eddy Messenger of approximately $36,660 per month. Under the leases with the Company, the aggregate monthly rental expense for these properties is approximately $21,223 per month. In addition to real property leases, the tangible assets of Eddy Messenger include furniture, fixtures, equipment and customer lists. The Company intends to continue to use Eddy Messenger's tangible assets to provide scheduled and unscheduled ground messenger and courier services.

     Upon the closing of the Eddy Messenger Merger, three of the four former stockholders of Eddy Messenger entered into a three-year employment agreement with the Company which includes a two-year covenant not to compete. The fourth former Eddy Messenger stockholder entered into a two-year noncompetition agreement with the Company.

     No other information is provided herein regarding the Eddy Messenger Merger, because the Company has "previously reported" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) substantially the same information about the Eddy Messenger Merger, including the related financial information, as that required by Form 8-K in the Prospectus contained in Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-396), filed with the Securities and Exchange Commission on May 23, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNITED TRANSNET, INC.



                                            By: /s/ PHILIP A. BELYEW
                                                ----------------------------
                                                    Philip A. Belyew
                                               Chairman, President and Chief
                                                     Executive Officer

Date: May 23, 1996

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